EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kirr, Marbach Partners Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Kirr, Marbach Partners Funds, Inc. for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Kirr, Marbach Partners Funds, Inc. for the stated period.

/s/ Mark D. Foster	/s/ Mickey Kim
Mr. Mark D. Foster	Mr. Mickey Kim
Principal Executive Officer,	Principal Financial Officer,
Kirr, Marbach Partners Funds, Inc.	Kirr, Marbach Partners Funds, Inc.

Dated:	6/5/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Kirr, Marbach Partners Funds, Inc. for purposes of the Securities Exchange Act of 1934.